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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE CORPORATION



SUBSIDIARIES OF THE WACKENHUT CORPORATION
   American Guard and Alert, Inc. (Alaska)
   Titania Insurance Company of America (Vermont)
   Tuhnekcaw, Inc. (Delaware)
   Wackenhut Airline Services, Inc. (Florida)
   Wackenhut Australia, Pty., Ltd. (Australia)
   Wackenhut of Canada, LTD. (Canada)
   Wackenhut Corrections Corporation (Florida)
   Wackenhut Financial, Inc. (Delaware)
   Wackenhut International, Incorporated (Florida)
   Wackenhut of Nevada, Inc. (Nevada)
   Wackenhut Resources, Inc. (Florida)
   Wackenhut Services, Incorporated (Florida)

SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
   Instituto Wackenhut, S.A. (Ecuador)
   Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
   Seguridad Movil del Ecuador, S.A. (Ecuador)
   Seguridad Wackenhut, S.A. de CV (Mexico)
   Wackenhut A/O (Russia)
   Wackenhut Belize Ltd. (Belize)
   Wackenhut Bolivia, S.A. (Bolivia)
   Wackenhut Cameroon, S.A. (Cameroon)
   Wackenhut Central Europe GMBH (Germany)
   Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
   Wackenhut de El Salvador, S.A. (El Salvador)
   Wackenhut de Guatemala, S.A. (Guatemala)
   Wackenhut de Honduras, S.A. (Honduras)
   Wackenhut de Nicaragua, S.A. (Nicaragua)
   Wackenhut de Venezuela, S.A. (Venezuela)
   Wackenhut del Ecuador, S.A. (Ecuador)
   Wackenhut Dominicana, S.A. (Dominican Republic)
   Wackenhut France, S.A.R.L. (France)
   Wackenhut Gambia, Ltd. (Gambia)
   Wackenhut Pakistan (PVT) Limited (Pakistan)
   Wackenhut Maghreb, S.A. (Morocco)
   Wackenhut Mozambique Lda (Mozambique)
   Wackenhut Paraguay, S.A. (Paraguay)
   Wackenhut Puerto Rico, Inc. (Puerto Rico)
   Wackenhut S.A. (Costa Rica)
   Wackenhut Seges (Ivory Coast)
   Wackenhut Sierra Leone (Sierra Leone)
   Wackenhut U.K. Limited (United Kingdom)
   Wackenhut Uruguay, S.A. (Uruguay)
   WII/Sound and Security Engineering Co. (Jordan)

SUBSIDIARY OF AMERICAN GUARD AND ALERT
   Ahtna AGA Security, Inc. (Alaska)




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SUBSIDIARIES OF WACKENHUT CORRECTIONS CORPORATION
   Atlantic Shores Healthcare,
   Inc. Wackenhut Corrections (U.K.), Limited (United Kingdom)
   Wackenhut Corrections Corporation Australia (Australia)
   Wackenhut Corrections Canada, Inc.
   WCC Development, Inc.
   WCC Financial, Inc. (Delaware)
   WCC RE Holdings, Inc. (Florida)

SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
   Australasian Correctional Management PTY, Limited (Australia)

SUBSIDIARY OF WACKENHUT SERVICES, INCORPORATED
   Wackenhut Services, LLC. (Colorado)

SUBSIDIARIES OF WACKENHUT RESOURCES, INC.
   Oasis Outsourcing, Inc. (Florida)
   King Staffing, Inc. (Florida)
   Professional Employee Management, Inc. (Florida)